Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (No. 333-237594) on Form S-1 and (No. 333-231307, No. 333-237199, No. 333-253743, No. 333-263186, No. 333-270577 and No. 333-265109) on Form S-8 of Quince Therapeutics, Inc. of our report dated January 4, 2024, with respect to the consolidated financial statements of Erydel S.p.A., which report appears in the Form 8-K/A of Quince Therapeutics, Inc. dated January 5, 2024.

KPMG S.p.A.

Milan, Italy

January 4, 2024